Exhibit 10.31

Execution Version

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 23, 2018 (this “Amendment”), among LEVI STRAUSS & CO., a Delaware corporation (the “U.S. Borrower”), LEVI STRAUSS & CO. (CANADA) INC., an Ontario corporation (the “Canadian Borrower” and together with the U.S. Borrower, the “Borrowers”), the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and JPMORGAN CHASE BANK, N.A. TORONTO BRANCH, as Multicurrency Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Loan Parties party thereto, the Administrative Agent, the Multicurrency Administrative Agent and each lender from time to time party thereto (the “Lenders”) have entered into a Second Amended and Restated Credit Agreement, dated as of May 23, 2017 (the “Credit Agreement”) (capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”)):

WHEREAS, on the date hereof, the Borrowers, the Administrative Agent, the Multicurrency Administrative Agent and the Lenders party hereto desire to amend the Credit Agreement as set forth in Section 1 hereof;

WHEREAS, JPMorgan Chase Bank, N.A. (the “Amendment No. 1 Arranger”) will act as sole lead arranger and bookrunner in connection with this Amendment;

WHEREAS, the Administrative Agent, the Multicurrency Administrative Agent, the Borrowers and the Lenders signatory hereto are willing to so agree pursuant to Section 9.02(b) of the Credit Agreement, subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of the Amendment No. 1 Effective Date and subject to the terms and conditions set forth herein:

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definition (in applicable alphabetical order):

“Permitted Investments” means, as of any date of determination: (a) marketable securities issued or directly and unconditionally guaranteed as to interest and principal by the United States government having, at the time of the acquisition thereof, a rating of at least AA from S&P or the equivalent thereof from another nationally recognized rating agency, in each case maturing within three years after such date; (b) marketable securities issued or directly and unconditionally guaranteed as to interest and principal by any country that is a member state of the European Union having, at the time of the acquisition thereof, a rating of at least AA from S&P or the equivalent thereof from another nationally recognized rating agency and, in each case, maturing within three years after such date; (c) marketable securities issued by any agency of the United States having, at the time of the acquisition thereof, a rating of at least AA from S&P or the equivalent thereof from another nationally recognized rating agency and in each case maturing within three years after such date; (d) taxable or tax-exempt marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having, at the time of the acquisition thereof, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency and, in each case, maturing within three years after such date; (e) Dollar denominated fixed or floating rate notes and foreign currency denominated fixed or floating rate notes, in each case maturing within three years of such date and having, at the time of the acquisition thereof, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency; (f) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or the equivalent thereof from another nationally recognized rating agency; (g) time deposits, certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States, any state thereof or an OECD country maturing within three years of such date and, having, at such date, a rating of at least A-1 from S&P or the equivalent thereof from another nationally recognized rating agency (except as otherwise approved by the Treasurer of the U.S. Borrower in a manner consistent with board-approved policy) or by a primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York; (h) repurchase agreements with financial institutions organized under the laws of the United States, any state thereof or an OECD country, having, at such date, a rating of at least AAA from S&P or the equivalent thereof from another nationally recognized rating agency (except as otherwise approved by the Treasurer of the U.S. Borrower in a manner consistent with board-approved policy) or with a primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York; (i) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (i) above; and (j) money market funds that (i) (x) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 or (y) in the case of any Canadian Loan Party, are money market mutual funds (as defined in National Instrument 81-102 Mutual Funds) that are reporting issuers (as defined under Ontario securities law) in the Province of Ontario, (ii) are rated at least AAA by S&P or the equivalent thereof from another nationally recognized ratings agency and (iii) have portfolio assets of at least $1,000,000,000.

(b)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Canadian Borrowing Base” in its entirety as follows:

“Canadian Borrowing Base” means, as of any date of determination (without duplication), a Dollar Amount equal to the sum of (i) subject to Section 6.04(o), 100% of cash and Cash Equivalent balances in Dollars or Canadian Dollars of the Canadian Loan Parties in the Canadian Borrowing Base Cash Collateral Account and the Canadian Availability Cash Collateral Account plus (ii) 90% of Eligible Credit Card Receivables of the Canadian Loan Parties plus (iii) 85% of Eligible Accounts of the Canadian Loan Parties plus (iv) following completion of a field examination and Inventory appraisal reasonably satisfactory to the Administrative Agent, (a) 90% of the Net Orderly Liquidation Value of Eligible Retail Finished Goods of the Canadian Loan Parties and (b) 85% of the Net Orderly Liquidation Value of Eligible Wholesale Finished Goods of the Canadian Loan Parties (which shall not exceed 100% of the cost of Eligible Wholesale Finished Goods of the Canadian Loan Parties) minus (v) without duplication, Reserves established by the Administrative Agent in its Permitted Discretion; provided that the Canadian Borrowing Base shall not exceed $10,000,000 until such time as the Loan Parties have provided supporting detail to the Administrative Agent reasonably satisfactory to the Administrative Agent in connection with the field examination of the Accounts and related working capital matters and financial information of the Canadian Loan Parties and of the related data processing and other systems.

(c)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “U.S. Borrowing Base” in its entirety as follows:

“U.S. Borrowing Base” means, as of any date of determination (without duplication), the sum of (i) subject to Section 6.04(o), 100% of cash and Cash Equivalent balances in Dollars of the U.S. Loan Parties in the U.S. Borrowing Base Cash Collateral Account and the U.S. Availability Cash Collateral Account plus (ii) 90% of Eligible Credit Card Receivables of the U.S. Loan Parties plus (iii) 85% of Eligible Accounts of the U.S. Loan Parties plus (iv) 50% of the value of Eligible Raw Materials of the U.S. Loan Parties plus (v) the Trademark Component plus (vi) the lesser of (A)(I) 95% of the lower of cost or market value of Eligible Finished Goods of the U.S. Loan Parties plus (II) 50% of the lower of cost or market value of Eligible Third Party Logistics Goods of the U.S. Loan Parties and (B)(I) 90% of the Net Orderly Liquidation Value of Eligible Retail Finished Goods of the U.S. Loan Parties plus (II) 85% of the Net Orderly Liquidation Value of Eligible Wholesale Finished Goods and Eligible Third Party Logistics Goods of the U.S. Loan Parties (which shall not exceed 100% of the cost of Eligible Wholesale Finished Goods and Eligible Third Party Logistics Goods of the U.S. Loan Parties) minus (vii) without duplication, Reserves established by the Administrative Agent in its Permitted Discretion.

(d)    Section 6.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (m) thereof, (ii) inserting the word “and” after the semicolon at the end of clause (n) thereof and (iii) adding a new clause (o) to read in its entirety as follows:

“(o) Investments by the U.S. Borrower or any Domestic Subsidiary in Permitted Investments managed by a third-party investment manager that is a “Registered Investment Advisor” (as defined in the Investment Company Act of 1940) and that is a Lender or an Affiliate thereof or otherwise reasonably acceptable to the Administrative Agent; provided that (i) at all times that any Investment made pursuant to this clause (o) is outstanding, the U.S. Borrower and its Domestic Subsidiaries shall have at least $200.0 million of cash in accounts of the U.S. Borrower or any U.S. Guarantor subject to a control agreement in favor of the Administrative Agent that constitutes Collateral securing the Secured Obligations and (ii) any such cash referred to in subclause (i) shall not be included in the U.S. Borrowing Base, the Canadian Borrowing Base or the Borrowing Base;”.

SECTION 2.    Conditions of Effectiveness. This Amendment and the amendment of the Credit Agreement as set forth in Section 1 hereof shall become effective as of the first date (such date being referred to as the “Amendment No. 1 Effective Date”) when each of the following conditions shall have been satisfied:

(a)    (i) the Borrowers shall have executed and delivered counterparts of this Amendment to the Administrative Agent, (ii) the Required Lenders shall have executed and delivered counterparts of this Amendment to the Administrative Agent and (iii) the Administrative Agent and the Multicurrency Administrative Agent shall have executed a counterpart of this Amendment;

(b)    the representations and warranties of the Borrowers (x) contained in Section 3 hereof shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates and (y) set forth in the Credit Agreement are true and correct on and as of the Amendment No. 1 Effective Date in all material respects with the same effect as though made on and as of the Amendment No. 1 Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be be true and correct in all respects);

(c)    prior to and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(d)    the Administrative Agent shall have received (i) a certificate of each Borrower, dated the Amendment No. 1 Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Amendment, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Borrower authorized to sign this Amendment, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of such Borrower certified by the relevant authority of the jurisdiction of organization of such Borrower and a true and correct copy of its bylaws (or a confirmation that there have been no changes to such documents since those that were delivered to the Administrative Agent on the Second Amendment Effective Date), and (ii) a certificate of compliance/status/good standing, as applicable, for each Borrower from its jurisdiction of organization and each other jurisdiction in which it carries on business as may be reasonably requested by the Administrative Agent at least five (5) Business Days prior to the Amendment No. 1 Effective Date;

(e)    the Borrowers shall pay all reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out- of-pocket fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent); and

(f)    the Borrower shall pay all reasonable fees and expenses due to the Amendment No. 1 Arranger (including, without limitation, fees and reasonable out-of-pocket expenses of counsel to the Amendment No. 1 Arranger) required to be paid on the Amendment No. 1 Effective Date.

SECTION 3.    Representations and Warranties. Each Borrower represents and warrants as follows as of the date hereof:

(a)    neither the execution, delivery or performance by any Borrower of this Amendment nor compliance with the terms and provisions hereof and the consummation of other transactions contemplated hereby will (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) violate any Requirement of Law applicable to any Borrower or the Organizational Documents of any Borrower, (iii) violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or the assets of any Borrower, or give rise to a right thereunder to require any material payment to be made by any Borrower, or (iv) result in the creation or imposition of any Lien on any Collateral of any Borrower, except Liens created pursuant to the Loan Documents; and

(b)    each Borrower has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. Each Borrower has duly executed and delivered this Amendment and this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.    Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)    On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(b)    The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment and all grants of security interests are hereby reaffirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Multicurrency Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents nor a novation thereof. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

(d)    By executing and delivering a copy of this Amendment, each Borrower hereby agrees and confirms that all Obligations (including those created hereby) shall continue to be guaranteed and secured pursuant to the Loan Documents.

SECTION 5.    Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.    Governing Law; Waivers.

(a)    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(b)    Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, the Multicurrency Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against any Borrower or its properties in the courts of any jurisdiction.

(c)    Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section 6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Amended Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

(e)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (x) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

(f)    Each Borrower hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 6 any special, exemplary, punitive or consequential damages.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LEVI STRAUSS & Co., as U.S. Borrower

By:	/s/ CHRIS OGLE
Name: Title:	Chris Ogle Vice President and Treasurer

LEVI STRAUSS & Co., (CANADA) INC., as Canadian Borrower

By:	/s/ CHRIS OGLE
Name: Title:	Chris Ogle Assistant Treasurer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ SUZANNE JOHNSON
Name: Title:	Suzanne Johnson Authorized Signer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, individually and as Multicurrency Administrative Agent

By:	/s/ AUGGIE MARCHETTI
Name: Title:	Auggie Marchetti Authorized Signer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ SUZANNE JOHNSON
Name: Title:	Suzanne Johnson Authorized Signer

[Signature Page to Amendment]